                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported) June 25, 1996 (June 24, 1996)



                              RIDDELL SPORTS INC.
                             --------------------
            (Exact name of registrant as specified in its charter)


        DELAWARE                    0-19298             22-2890400
(STATE OR OTHER JURISDICTION       (COMMISSION        (IRS EMPLOYER
    OF INCORPORATION)              FILE NUMBER)      IDENTIFICATION NO.)




            900 Third Avenue, 27th Floor, New York, New York 10022
              (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code (212) 826-4300


                                Not Applicable
           (Former name, former address and former fiscal year,
                      if changed since last report)

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Item 5.   OTHER EVENTS


1. On June 24, 1996 the bankruptcy trustee of MacGregor Sporting Goods, Inc. (now known as M. Holdings Inc.) ( MAC I ) and MGS Acquisition
    Inc. withdrew their motion to approve a agreement previously entered into by the Company to settle two fraudulent transfer suits in which the Company and certain others were named defendants. The trustees withdrawal was made in light of the Creditors Committee recent submission of a Plan of Reorganization of MAC I; the plan is subject to acceptance by creditors and court approval. This Plan was submitted in opposition to the settlement agreement.

    The Company does not anticipate an adjustment to the $1.9 million reserve previously established for these actions due to this event, but there can be no assurances that the matter will ultimately be resolved at an amount within the reserve.

    The Company remains confident that the fraudulent transfer cases are without merit, and intends to vigorously defend against them.


b)  Exhibits

    Exhibit Index:
                    Description of Exhibits
                    -----------------------

          99        Press Release dated June 24, 1996,
                    concerning withdrawal of trustees
                    motion to approve settlement of
                    fraudulent transfer cases





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            RIDDELL SPORTS INC.
Dated: June 25, 1996

                                        By : /s/LISA J. MARRONI
                                             ------------------
                                             Lisa J. Marroni
                                             Vice President